Exhibit 4.8.76 - Document List - COVER PAGE OF PIPELINE

	Drawing List			Page 1	Total 1
Building Owner	Shenyang Sunshine Pharmaceutical Company Limited	Design No.	D Wen-558-1-PP-1/1	Project No.	Q558
Project Title	New Plant Project of Shenyang Sunshine Pharmaceutical Company Limited	Sub-project Title	Pipeline system	Design Item	No. of Design Consultant and Change Description
Drawing No.		Drawing Title		Size	Remark
D Wen-558-1-PP-1/1		LIST OF DRAWINGS		A4
D Wen-558-2-PP-1/1		DESIGN AND CONSTRUCTION DESCRIPTION		A4	NONE
D Wen-558-3-PP-1/1		EQUIPMENT LIST		A3	E Wen 10-061305-2-1/2, CHANGED
D-558-1-PP-01		PLAN OF PROCESS PIPELINE IN THE FIRST FLOOR		A1	E10-061305-3-1/1, CHANGED
D-558-1-PP-02		PLAN OF FIRE-FIGHTING PIPELINE (BRANCH PIPE) IN THE FIRST FLOOR		A1	E10-061305-1-1/3, SEE THE CLOUD LINE PART
D-558-1-PP-03		PLAN OF FCU PIPELINE IN THE FIRST FLOOR		A1	E05-061305-80, UNCHANGED
D-558-1-PP-04		FLOW CHART OF FREEZING WATER PIPE		A1	E05-061305-3-29~30, E05-061305-2-8/8, CHANGED
D-558-1-PP-05		PLAN OF PIPELINE IN GENERATOR ROOM		A2	E05-061305-2-7/8, E05-061305-80, CHANGED
D-558-1-PP-06		PIPING PROFILE		A2	NONE
D-558-1-PP-07		LOCATION DIMENSION DIAGRAM OF EQUIPMENTS IN GENERATOR ROOM		A2	NONE
D-558-1-PP-08		PLAN OF EQUIPMENT FOUNDATION		A2	NONE

D-558-2-PP-01		PLAN OF FCU AND AHU PIPING IN THE SECOND FLOOR		A1	E05-061305-81, CHANGED
D-558-2-PP-02		PLAN OF CONDENSED WATER IN THE SECOND FLOOR		A1	E05-061305-82, E10-061305-2-3/8, CHANGED
D-558-2-PP-03		PLAN OF DRAIN PIPE IN MEZZAINE OF THE FIRST FLOOR		A1	NONE
D-558-2-PP-04		ISOMETRIC DRAWING OF FCU AND AHU PIPE		A1	NONE
D-558-2-PP-05		SCHEMATIC DIAGRAM OF FCU AND AHU PIPING		A2	NONE
D-558-2-PP-06		ISOMETRIC DRAWING OF DRAIN PIPE		A1	E10-061305-2-4/8, CHANGED

Project Principal	Checked by		Authorized by	Date	2009.05.15